SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, Farmers Variable Life Separate Account A certifies that it meets all of the requirements for effectiveness of this registration statement under rule 485(b) under the Securities Act and has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Bellevue, and the State of Washington, on this 29th day of April, 2025.

FARMERS VARIABLE LIFE SEPARATE ACCOUNT A
(Registrant)

Attest: ______________________
Ian Macleod
Attorney-in-Fact
Security Life of Denver Insurance Company

By: ______________________
Walter Kiceleff
President
Farmers New World Life Insurance Company

FARMERS NEW WORLD LIFE INSURANCE COMPANY (Depositor)

Attest: ______________________
Ian Macleod
Attorney-in-Fact
Security Life of Denver Insurance Company

By: ______________________
Walter Kiceleff
President
Farmers New World Life Insurance Company

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 29 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	**Title**
Walter Kiceleff	Director, Chairman of the Board and President
Clay Callahan	Chief Financial Officer
James Levett	Controller
* David Travers	Director
* Scott Stoll	Director
* Annette Thompson	Director
* Warren Tucker	Director
* John Griek	Director
*/s/ Ian Macleod	*On April 29, 2025 as Attorney-In-Fact pursuant to Powers of Attorney filed herewith or by previous amendment
* by Ian Macleod	